EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2003 Stock Incentive Plan of RF Micro Devices, Inc. and subsidiaries of our report dated April 16, 2003, with respect to the consolidated financial statements of RF Micro Devices, Inc. and subsidiaries incorporated by reference in its Annual Report (Form 10-K) for the year ended March 29, 2003 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP


Greensboro, North Carolina
August 7, 2003